Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

by and among

AMERICAN INTEGRITY INSURANCE GROUP, INC.,

SOWELL INVESTMENTS HOLDING CO., LLC,

ROBERT C. RITCHIE

and

THE HOLDERS THAT ARE SIGNATORIES HERETO FROM TIME TO TIME

Dated as of May 7, 2025

Schedule A	Notices
Exhibit A	Assumption Agreement

Exhibit B	Joinder Agreement

REGISTRATION RIGHTS AGREEMENT, dated as of May 7, 2025 (as amended, restated, modified or supplemented from time to time, this “Agreement”), by and among (i) American Integrity Insurance Group, Inc., a Delaware corporation (the “Company”), (ii) the Sowell Holders (as defined herein) and (iii) the Ritchie Holders (as defined herein).

RECITALS:

WHEREAS, the Company, the Sowell Holders and the Ritchie Holders are owners of shares of capital stock of the Company; and

WHEREAS, the Company has determined that it is in the best interests of the Company and its stockholders to effect an IPO (as defined herein).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1. Certain Definitions. As used herein, the following terms shall have the following meanings:

“Additional Piggyback Rights” has the meaning ascribed to such term in Section 2.2(b).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise. For the avoidance of doubt, neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Holder.

“Agreement” has the meaning ascribed to such term in the Preamble.

“Assumption Agreement” means an agreement substantially in the form set forth in Exhibit A hereto or otherwise in form and substance reasonably satisfactory to the Company, the Sowell Holders and the Ritchie Holders whereby a Permitted Transferee of a Holder who acquires Registrable Securities becomes a party to, and agrees to be bound, to the same extent as its transferor, by the terms of this Agreement. For the avoidance of doubt, if the transferor of such shares was a Sowell Holder or Ritchie Holder, such transferee will be subject to the same (except as otherwise provided in such Assumption Agreement) rights and obligations as such Sowell Holder or Ritchie Holder.

“automatic shelf registration statement” has the meaning ascribed to such term in Section 2.1(a)(i).

“Board” means the Board of Directors of the Company.

“Business Day” means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of the State of New York or the State of Delaware, or is a day on which banking institutions located in the State of New York, the City of New York or the State of Delaware are authorized or required by Law or other governmental action to close.

“Claims” has the meaning ascribed to such term in Section 2.9(a).

“Common Stock” means all shares of common stock, par value $$0.001 per share, of the Company and any and all securities of any kind whatsoever which may be issued after the date hereof in respect of, or in exchange for, such shares of common stock of the Company pursuant to a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, share exchange or conversion, consolidation or other reorganization.

“Common Stock Equivalents” means, with respect to the Company, all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) shares of Common Stock or other equity securities of the Company (including, without limitation, any note or debt security convertible into or exchangeable for shares of Common Stock or other equity securities of the Company).

“Company” has the meaning ascribed to such term in the Preamble.

“Company Shelf Notice” has the meaning ascribed to such term in Section 2.2(a).

“Company Shelf Underwriting” has the meaning ascribed to such term in Section 2.2(a).

“Company Underwritten Block Trade” has the meaning ascribed to such term in Section 2.2(a).

“Company Underwritten Block Trade Notice” has the meaning ascribed to such term in Section 2.2(a).

“Confidential Information” has the meaning ascribed to such term in Section 4.14.

“Demand Exercise Notice” has the meaning ascribed to such term in Section 2.1(a)(i).

“Demand Registration” has the meaning ascribed to such term in Section 2.1(a)(i).

“Demand Registration Request” has the meaning ascribed to such term in Section 2.1(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC issued under such Act, as they may from time to time be in effect.

“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with Section 2, including, without limitation: (i) SEC, stock exchange, FINRA and all other registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the New York Stock Exchange, Nasdaq or on any other U.S. or non-U.S. securities market on which the Common Stock is or may be listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” Laws of any state or jurisdiction of the United States or compliance with the securities Laws of foreign jurisdictions and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of outside “blue sky” counsel and securities counsel in foreign jurisdictions, (iii) word processing, printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration or underwritten offering, the fees and disbursements of counsel for the Participating Holders, together, in each case, with any local counsel, (viii) fees and disbursements of all independent public accountants (including the expenses of any audit/review and/or “cold comfort” letter and updates thereof (including, without limitation, any such audits, reviews and cold-comfort letters relating to financial statements pursuant to Rule 3-05 of Regulation S-X and Article 11 thereunder);) and fees and expenses of other Persons, including special experts, retained by the Company, (ix) fees and expenses payable to a Qualified Independent Underwriter (but expressly excluding any underwriting discounts and commissions and transfer taxes, if any, with respect to Registrable Securities of any Holder), (x) fees and expenses of any transfer agent or custodian, (xi) fees and expenses of any equity capital market advisors selected by the Sowell Holders or Ritchie Holders, (xii) any other fees and expenses customarily paid by issuers or sellers of securities, including fees and disbursements of underwriters (but expressly excluding any underwriting discounts and commission and transfer taxes, if any, with respect to Registrable Securities of any Holder) and reasonable fees and expenses of counsel for the underwriters in connection with any filing with or review by FINRA and (xiii) expenses for securities Law liability insurance and, if any, rating agency fees.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any nation or government, any U.S. or non-U.S. federal, state, provincial, county, municipal or other political instrumentality or subdivision thereof and any U.S. or non-U.S. entity or body exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government, including any court, arbitrator or stock exchange.

“Holder” or “Holders” means (i) any Person (other than the Company) who is a signatory to this Agreement, (ii) any Person (other than the Company) who executes a Joinder Agreement, or (iii) any Permitted Transferee of Registrable Securities to which any Person who is a signatory to this Agreement shall assign or transfer any rights hereunder; provided, that such transferee has agreed to be bound by the terms of this Agreement in respect of such Registrable Securities by executing an Assumption Agreement.

“Holder Representatives” has the meaning ascribed to such term in Section 4.14.

“Initiating Holders” has the meaning ascribed to such term in Section 2.1(a)(i).

“IPO” means (i) the initial bona fide underwritten public offering and sale of Common Stock (or other equity securities of the Company) pursuant to an effective registration statement (other than on Form S-4 or S-8 or any similar or successor forms) filed under the Securities Act.

“Joinder Agreement” means an agreement substantially in the form set forth in Exhibit B hereto or otherwise in form and substance reasonably satisfactory to the Company, the Sowell Holders and the Ritchie Holders whereby a Person who acquires Registrable Securities becomes a party to, and agrees to be bound, by the terms of this Agreement. For the avoidance of doubt, such Person may join this Agreement as a Sowell Holder or Ritchie Holder.

“Law” means (i) any federal, state, local or foreign constitution, treaty, law, statute, code, regulation, ordinance, order, decree, rule or other requirement with similar effect of any Governmental Authority (including common or case law) and (ii) any judgment, order, writ, injunction, decision, ruling, decree or award of any Governmental Authority.

“Litigation” means any claim, action, suit, proceeding, arbitration, or governmental investigation, audit or inquiry.

“Manager” has the meaning ascribed to such term in Section 2.1(c).

“Minimum Threshold” means $10 million.

“Opt-Out Request” has the meaning ascribed to such term in Section 4.16.

“Participating Holders” means all Holders of Registrable Securities which are to be included in any registration or offering of Registrable Securities pursuant to Section 2.1 or Section 2.2.

“Partner Distribution” has the meaning ascribed to such term in Section 2.1(a)(iv).

“Permitted Transferee” means (i) with respect to a Sowell Holder, any Affiliate or another Sowell Holder to whom Registrable Securities are transferred by such Sowell Holder or Affiliate thereof and (ii) with respect to a Ritchie Holder, any Affiliate or another Ritchie Holder to whom Registrable Securities are transferred by such Ritchie Holder or Affiliate thereof, provided, in each case, that such transferee executes an Assumption Agreement.

“Person” means any individual, firm, corporation, company, limited liability company, partnership, trust, joint stock company, business trust, incorporated or unincorporated association or organization, joint venture, governmental authority or other legal entity of any nature whatsoever.

“Piggyback Notice” has the meaning ascribed to such term in Section 2.2(a).

“Piggyback Shares” has the meaning ascribed to such term in Section 2.3(a)(iii).

“Postponement Period” has the meaning ascribed to such term in Section 2.1(b).

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.

“Registrable Securities” means (i) any shares of Common Stock held by the Holders at any time (including those held as a result of, or issuable upon, the conversion or exercise of Common Stock Equivalents), whether now owned or acquired by the Holders at a later time, (ii) any shares of Common Stock issued or issuable, directly or indirectly, in exchange for or with respect to the Common Stock referenced in clause (i) above by way of stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, share exchange or conversion, consolidation or other reorganization and (iii) any securities issued in replacement of or exchange for any securities described in clause (i) or (ii) above. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been sold in compliance with the requirements of Rule 144 (or any successor provision thereto), (C) such securities have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities, or (D) such securities have ceased to be outstanding. At such time that any Holder no longer holds any Registrable Securities, the rights and obligations of such Holder and of the Company with respect to such Holder, other than those rights and obligations contained in Sections 2.9 and 4.14, shall terminate and have no further force or effect.

“Ritchie Holders” means (i) Mr. Robert C. Ritchie, (ii) any Person that executes a Joinder Agreement as a Ritchie Holder, (iii) any Affiliate of any such Person, and (iv) any successor or Permitted Transferee of any of the foregoing that executes an Assumption Agreement and is designated therein as a “Ritchie Holder.”

“Rule 144” and “Rule 144A” have the meaning ascribed to such terms in Section 4.2.

“SEC” means the U.S. Securities and Exchange Commission or such other federal agency which at such time administers the Securities Act.

“Section 2.3(a) Sale Number” has the meaning ascribed to such term in Section 2.3(a).

“Section 2.3(a)(x) Sale Number” has the meaning ascribed to such term in Section 2.3(a).

“Section 2.3(a) Block Trade Sale Number” has the meaning ascribed to such term in Section 2.3(a).

“Section 2.3(b) Sale Number” has the meaning ascribed to such term in Section 2.3(b).

“Section 2.3(b)(x) Sale Number” has the meaning ascribed to such term in Section 2.3(b).

“Section 2.3(b) Block Trade Sale Number” has the meaning ascribed to such term in Section 2.3(b).

“Section 2.3(c) Sale Number” has the meaning ascribed to such term in Section 2.3(c).

“Section 2.3(c)(x) Sale Number” has the meaning ascribed to such term in Section 2.3(c).

“Section 2.3(c) Block Trade Sale Number” has the meaning ascribed to such term in Section 2.3(c).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC issued under such Act, as they may from time to time be in effect.

“Shelf Registrable Securities” has the meaning ascribed to such term in Section 2.1(e).

“Shelf Registration Statement” has the meaning ascribed to such term in Section 2.1(a)(i).

“Shelf Underwriting” has the meaning ascribed to such term in Section 2.1(e).

“Shelf Underwriting Notice” has the meaning ascribed to such term in Section 2.1(e).

“Shelf Underwriting Request” has the meaning ascribed to such term in Section 2.1(e).

“Sowell” means Sowell Investments Holding Co., LLC, a Texas limited liability company.

“Sowell Holders” means (i) Sowell, (ii) any Person that executes a Joinder Agreement as a Sowell Holder, (iii) any general or limited partnership, corporation or limited liability company having as an investment advisor, general partner, controlling equity holder or managing member (whether directly or indirectly) a Person who is an investment advisor, general partner, controlling equity holder or managing member (whether directly or indirectly) of any Person described in clause (i) or (ii) or an Affiliate of any such Person, and (iv) any successor or Permitted Transferee of any of the foregoing that executes an Assumption Agreement and is designated therein as a “Sowell Holder”; provided that for the avoidance of doubt, for purposes of this definition neither “Sowell Holders” nor Affiliates thereof shall include any portfolio company of Sowell.

“Subsidiary” means any direct or indirect subsidiary of the Company on the date hereof and any direct or indirect subsidiary of the Company organized or acquired after the date hereof.

“Underwritten Block Trade” has the meaning ascribed to such term in Section 2.1(e).

“Underwritten Block Trade Notice” has the meaning ascribed to such term in Section 2.1(e).

“Valid Business Reason” has the meaning ascribed to such term in Section 2.1(b).

“WKSI” has the meaning ascribed to such term in Section 2.1(a)(i).

Section 2. Registration Rights.

2.1. Demand Registrations.

(a) (i) Subject to Sections 2.1(b), 2.3 and 2.7, 180 days after the consummation of the IPO, at any time and from time to time each of the Sowell Holders and Ritchie Holders shall have the right to require the Company to file one (1) or more registration statements under the Securities Act covering all or any part of their and their respective Affiliates’ Registrable Securities by delivering a written request therefor to the Company specifying the number of Registrable

Securities to be included in such registration and the intended method of sale or distribution thereof. Any such request by a Sowell Holder or Ritchie Holder pursuant to this Section 2.1(a)(i) is referred to herein as a “Demand Registration Request,” and the registration so requested is referred to herein as a “Demand Registration” (with respect to any Demand Registration, the Sowell Holder(s) or the Ritchie Holders, as applicable, making such demand for registration being referred to as the “Initiating Holders”). The Sowell Holders shall be entitled to request (and the Company shall be required to effect) two demand registrations every fiscal year. The Ritchie Holders shall be entitled to request (and the Company shall be required to effect) a single demand registration during the term of this Agreement. Any Demand Registration Request may request that the Company register Registrable Securities on an appropriate form, including a shelf registration statement pursuant to Rule 415 under the Securities Act on Form S-3 (if the Company is eligible to file a shelf registration statement on Form S-3) or Form S-1 (any such shelf registration statement on Form S-3 or Form S-1, a “Shelf Registration Statement”), and, if the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act, a “WKSI”), an automatic shelf registration statement (as defined in Rule 405 under the Securities Act, an “automatic shelf registration statement”). The Company shall give written notice (the “Demand Exercise Notice”) of such Demand Registration Request (1) to each of the Holders of record of Registrable Securities (other than individuals), at least five (5) Business Days prior to the filing of any registration statement under the Securities Act and (2) to each of the Holders of record of Registrable Securities that is an individual, no more than five (5) Business Days after the filing of the registration statement under the Securities Act (or, in the case of a request for the filing of an automatic shelf registration statement, at least five (5) Business Days prior to the filing of such registration statement). Notwithstanding the foregoing, the Company may delay any Demand Exercise Notice, including until after filing a registration statement, so long as all recipients of such notice have the same amount of time to determine whether to participate in a registration or an offering as they would have had if such notice had not been so delayed.

(ii) The Company, subject to Sections 2.3 and 2.6, shall include in a Demand Registration (x) the number of Registrable Securities of the Initiating Holders requested to be included therein and (y) the number of Registrable Securities of any other Holder of Registrable Securities requested by such Holder in a written request to the Company for inclusion in such registration pursuant to Section 2.2 within five (5) days following the receipt of any such Demand Exercise Notice.

(iii) The Company shall, as expeditiously as possible, but subject to Section 2.1(b), use its commercially reasonable efforts to (x) file with the SEC (no later than forty-five (45) days from the Company’s receipt of the applicable Demand Registration Request) and cause to be declared effective such registration under the Securities Act as soon as reasonably practicable (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with the intended method of distribution and (y) if requested by the Initiating Holders, obtain acceleration of the effective date of the registration statement relating to such registration.

(iv) Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Sowell Holder or Ritchie Holder seeking to effect or considering a distribution to, and registered resale by, its members, partners or other equity holders (a “Partner Distribution”), file any prospectus supplement or post-effective amendments, or include in the initial registration statement any disclosure or language, or include in any prospectus supplement or post-effective amendment any disclosure or language, and otherwise take any action, deemed necessary or advisable by such Sowell Holder or Ritchie Holder to effect such Partner Distribution, including but not limited to the furnishing of any customary legal opinions, certificates or other documentation reasonably requested by the Company’s transfer agent.

(b) Notwithstanding anything to the contrary in Section 2.1(a), the Demand Registration rights granted in Section 2.1(a) and the Shelf Underwriting and Underwritten Block Trade rights granted in Section 2.1(e) are subject, as applicable, to the following limitations: (i) the Company shall not be required to cause a registration pursuant to Section 2.1(a) to be declared effective within a period of ninety (90) days after the effective date of any other registration of the Company filed pursuant to the Securities Act (other than a Form S-4 or Form S-8 or any similar or successor forms or forms filed in connection with an exchange offer or any employee benefit or dividend reinvestment plan); (ii) each registration in respect of a Demand Registration Request made by any Initiating Holder must include, in the aggregate, Registrable Securities having an aggregate market value of at least the lesser of (a) the Minimum Threshold (based on the Registrable Securities included in such registration by all Holders participating in such registration) and (b) the market value of the Initiating Holder’s remaining Registrable Securities; and (iii) if the Board, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially and adversely interfere with any bona fide existing or potential material financing, acquisition, corporate reorganization, merger, share exchange or other transaction or event involving the Company or any of its Subsidiaries or any parent company or because the Company does not yet have appropriate financial statements of the Company or any acquired or to be acquired entities available for filing and cannot obtain such financial statements on an expedited basis without undue burden and expense (in each case, a “Valid Business Reason”), then (x) the Company may postpone filing a registration statement relating to a Demand Registration Request until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than forty-five (45) days after the date the Board determines a Valid Business Reason exists and (y) in case a registration statement has been filed relating to a Demand Registration Request, the Company may, to the extent determined in the good faith judgment of the Board to be reasonably necessary to avoid interference with any of the transactions described above, suspend use of or, if required by the SEC, cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than forty-five (45) days after the date the Board determines a Valid Business Reason exists (such period of postponement or withdrawal under this clause (iii), the “Postponement Period”). The Company shall give written notice to the Initiating Holders and any other Holders that have requested registration pursuant to Sections 2.1(a)(ii) or 2.2 of its determination to postpone or suspend use of or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or suspension or withdrawal no longer exists, in each case, promptly after the occurrence thereof; provided, however, the Company shall not be permitted to postpone or suspend use of or withdraw a registration statement after the expiration of any Postponement Period until twelve (12) months after the expiration of such Postponement Period.

If the Company shall give any notice of postponement or suspension or withdrawal of any registration statement pursuant to clause (iii) above, the Company shall not, during the Postponement Period, register any Common Stock, other than pursuant to a registration statement on Form S-4 or S-8 (or any similar or successor forms). Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to suspend use of, withdraw or postpone amending or supplementing any registration statement pursuant to clause (iii) above, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement. If the Company shall have suspended use of or withdrawn a registration statement filed under Section 2.1(a)(i) (whether pursuant to clause (iii) above or as a result of any stop order, injunction or other order or requirement of the SEC or any other Governmental Authority or court), the Company shall not be considered to have effected a Demand Registration for the purposes of this Agreement until the Company shall have permitted use of such suspended registration statement or filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of suspension, withdrawal or postponement of a registration statement, the Company shall, not later than five (5) Business Days after the Valid Business Reason that caused such suspension, withdrawal or postponement no longer exists (but in no event later than forty-five (45) days after the date of the suspension, postponement or withdrawal), as applicable, permit use of such suspended registration statement or use its commercially reasonable efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.1 (unless the Initiating Holders shall have withdrawn such request, in which case the Company shall not be considered to have effected a Demand Registration for purposes of this Agreement and such request shall not count as a Demand Registration Request under this Agreement), and following such permission or such effectiveness such registration shall no longer be deemed to be suspended, withdrawn or postponed pursuant to clause (iii) of Section 2.1(b) above.

(c) In connection with any Demand Registration (including any Shelf Underwriting or Underwritten Block Trade), the Sowell Holders and Ritchie Holders, whoever shall have initiated such Demand Registration, shall have the right to designate the lead managing underwriter(s) (any lead managing underwriter for the purposes of this Agreement, the “Manager”) in connection with any underwritten offering pursuant to such registration and each other managing underwriter for any such underwritten offering; provided that, in each case (other than in connection with an Underwritten Block Trade), each such underwriter is reasonably satisfactory to the Company, which approval shall not be unreasonably withheld, conditioned or delayed.

(d) No Demand Registration shall be deemed to have occurred for purposes of Section 2.1(a) (i) if the registration statement relating thereto (x) does not become effective, (y) is not maintained effective for a period of at least one hundred eighty (180) days after the effective date thereof (or, with respect to a Shelf Registration Statement on Form S-3, until all Registrable Securities covered by such registration statement shall have been sold or have otherwise ceased to be Registrable Securities) or such shorter period during which all Registrable Securities included in such registration statement have actually been sold (provided, however, that such period shall be extended for a period of time equal to the period during which the Holders of Registrable Securities refrain from selling any securities included in such registration statement at the request of the Company or an underwriter of the Company), or (z) is subject to a stop order, injunction, or similar order or requirement of the SEC during such period, (ii) if the method of disposition is a firm commitment underwritten offering and any of the applicable Registrable Securities have not been sold pursuant thereto or (iii) if the conditions to closing specified in any underwriting agreement, purchase agreement or similar agreement entered into in connection with the offering relating to such request are not satisfied (other than as a result of a default or breach thereunder by the Sowell Holders or the Ritchie Holders) or are otherwise not waived by each of the Sowell Holders and the Ritchie Holders.

(e) Upon a Demand Registration Request made in accordance with Section 2.1(a), at any time following such time as the Company shall have become eligible to file a Shelf Registration Statement on Form S-3 in accordance with Rule 415 under the Securities Act, (i) the Company shall use its best efforts to file a Shelf Registration Statement on Form S-3 in accordance with Rule 415 under the Securities Act and to effect and maintain in effect a Shelf Registration Statement on Form S-3 in accordance with this Section 2.1(e) (including, if requested by a Sowell Holder or a Ritchie Holder, filing a replacement registration statement upon expiration of such Shelf Registration Statement), (ii) such Shelf Registration Statement shall provide for an offer to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of all of those Registrable Securities that are requested to be registered on such Shelf Registration Statement and (iii) each of the Sowell Holders and Ritchie Holders shall have the right at any time and from time to time to elect (without limitation on the number of such elections) to sell pursuant to an underwritten offering Registrable Securities available for sale pursuant to such Shelf Registration Statement. Any of the Sowell Holders or the Ritchie Holders, subject to Section 2.7, may make such election to sell Registrable Securities pursuant to an underwritten offering by delivering to the Company a written request (a “Shelf Underwriting Request”) for such underwritten offering specifying the number of Registrable Securities that such Sowell Holder or Ritchie Holder desires to sell pursuant to such underwritten offering (the “Shelf Underwriting”). As promptly as practicable, but no later than two (2) Business Days after receipt of a Shelf Underwriting Request, the Company shall give written notice (the “Shelf Underwriting Notice”) of such Shelf Underwriting Request to the Holders of record of other Registrable Securities registered on such Shelf Registration Statement (the “Shelf Registrable Securities”). The Company, subject to Sections 2.3 and 2.6, shall include in such Shelf Underwriting (x) the number of Shelf Registrable Securities of the Initiating Holders requested to be included therein and (y) the number of Shelf Registrable Securities of any other Holder of Shelf Registrable Securities requested by such Holder in a written request to the Company for inclusion in such Shelf Underwriting pursuant to Section 2.2 within five (5) days following the receipt of any such Shelf Underwriting Notice. The Company shall, as expeditiously as possible (and in any event within twenty (20) days after the receipt of a Shelf Underwriting Request), but subject to Section 2.1(b), use its commercially reasonable efforts to facilitate such Shelf Underwriting. Notwithstanding the foregoing, if any Sowell Holder or Ritchie Holder wishes to engage in an underwritten block trade or similar transaction or other transaction with a 2-day or less marketing period (collectively, “Underwritten Block Trade”) pursuant to a Shelf Registration Statement (either through filing an automatic shelf registration statement or through a take-down from an already effective Shelf Registration Statement, and, for the avoidance of doubt, if pursuant to the filing of an automatic shelf registration statement, the Company shall not be required to provide notice thereof to any other Holders of Registrable Securities pursuant to Sections 2.1 or 2.2), then notwithstanding the foregoing time periods, such Sowell Holder or Ritchie Holder only needs to notify (a “Underwritten Block Trade Notice”) the Company of the Underwritten Block Trade two (2)

Business Days prior to the day such Underwritten Block Trade is to commence, and, if applicable, the Company (or such Sowell Holder or Ritchie Holder at its option) shall notify the other Sowell Holders and Ritchie Holders (in each case, if then a Holder of (i) Shelf Registrable Securities or (ii) Registrable Securities that may be added to such Shelf Registration Statement through the filing of a prospectus supplement), on the same day and such other Sowell Holders or Ritchie Holders, as applicable, must elect whether or not to participate by the next Business Day (i.e., one (1) Business Day prior to the date such offering is to commence), and the Company shall as expeditiously as possible, but subject to Section 2.1(b), use its commercially reasonable efforts to facilitate such Underwritten Block Trade (which may close as early as two (2) Business Days after the date it commences); provided, however, that the Sowell Holder(s) or Ritchie Holder(s) requesting such Underwritten Block Trade shall use commercially reasonable efforts to work with the Company and counsel to the underwriters prior to making such request in order to facilitate preparation of the registration statement (including, if applicable, filing an automatic shelf registration statement), prospectus and other offering documentation related to the Underwritten Block Trade. In the event any Sowell Holder or Ritchie Holder requests such an Underwritten Block Trade, notwithstanding anything to the contrary in this Section 2.1 or in Section 2.2, no other Holder that is not a Sowell Holder or Ritchie Holder shall have any right to notice of or to participate in such Underwritten Block Trade at any time. The Company shall, at the request of any Sowell Holder or Ritchie Holder requesting a Shelf Underwriting or an Underwritten Block Trade, file any prospectus supplement or, if the applicable Shelf Registration Statement is an automatic shelf registration statement, any post-effective amendment, and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such requesting Sowell Holder(s) (or Ritchie Holder(s), if applicable) to effect such Shelf Underwriting or Underwritten Block Trade, as applicable. Notwithstanding anything to the contrary in this Section 2.1(e), once a Shelf Registration Statement has been declared effective, with respect to such Shelf Registration Statement, the Sowell Holders may request, and the Company shall be required to facilitate, subject to Section 2.1(b), two Shelf Underwritings and Underwritten Block Trades, collectively, per fiscal year. The Ritche Holders may request, and the Company shall be required to facilitate, subject to Section 2.1(b), a single Shelf Underwriting or Underwritten Block Trade during the term of this Agreement. Notwithstanding anything to the contrary in this Section 2.1(e), each Shelf Underwriting and Underwritten Block Trade must include, in the aggregate, Registrable Securities having an aggregate market value of at least the lesser of (a) the Minimum Threshold (based on the Registrable Securities included in such Shelf Underwriting or Underwritten Block Trade by all Holders participating in such Shelf Underwriting or Underwritten Block Trade) and (b) the market value of the remaining Registrable Securities held by such Sowell Holder(s) or Ritchie Holder(s) requesting such Shelf Underwriting or Underwritten Block Trade, as applicable.

(f) Any Initiating Holder may withdraw or revoke a Demand Registration Request (or Shelf Underwriting Request or Underwritten Block Trade Notice) delivered by such Initiating Holder at any time prior to the effectiveness of such Demand Registration (or the sale pursuant to such Shelf Underwriting or Underwritten Block Trade) and such Demand Registration (or Shelf Underwriting or Underwritten Block Trade) shall have no further force or effect and such request shall not count as a Demand Registration Request (or Shelf Underwriting Request or Underwritten Block Trade) under this Agreement. The Company may, at its election, give written notice of such withdrawal or revocation to each Holder of record of Registrable Securities entitled to notice of such Demand Registration Request, Shelf Underwriting Request or Underwritten Block Trade Notice, as applicable, and thereupon will be relieved of its obligation to register any Registrable Securities in connection with such Demand Registration or sell any Registrable Securities in connection with such Shelf Underwriting or Underwritten Block Trade, as applicable.

2.2. Piggyback Registrations.

(a) If the Company proposes or is required (pursuant to Section 2.1 or otherwise) to register any of its equity securities for its own account or for the account of any other stockholder under the Securities Act (other than pursuant to registrations on Form S-4 or Form S-8 or any similar or successor forms), the Company shall give written notice (the “Piggyback Notice”) of its intention to do so to the Sowell Holders and the Ritchie Holders promptly after deciding to undertake such registration (and in no event more than five (5) Business Days thereafter). Notwithstanding the foregoing, the Company may delay any Piggyback Notice, including until after filing a registration statement, so long as all recipients of such notice have the same amount of time to determine whether to participate in a registration or an offering as they would have had if such notice had not been so delayed. Upon the written request of any such Holder, made within five (5) days following the receipt of any such Piggyback Notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder in such registration and the intended method of sale or distribution thereof), the Company shall, subject to Sections 2.2(c), 2.3 and 2.6 hereof, use its commercially reasonable efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act with the securities which the Company at the time proposes to register to permit the sale or other disposition by the Holders (in accordance with the intended method of sale or distribution thereof) of the Registrable Securities to be so registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the prospectus related thereto. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration of Registrable Securities effected under this Section 2.2(a) shall relieve the Company of its obligations under Section 2.1 hereof. If the Company proposes to sell any of its equity securities for its own account in an underwritten offering pursuant to a Shelf Registration Statement (a “Company Shelf Underwriting”), the Company shall, as promptly as practicable, give written notice of such Company Shelf Underwriting (a “Company Shelf Notice”) to each Holder of record of Shelf Registrable Securities. In addition to any equity securities that the Company proposes to sell for its own account in such Company Shelf Underwriting, the Company shall, subject to Sections 2.3 and 2.6, include in such Company Shelf Underwriting the Shelf Registrable Securities of any other Holder of Shelf Registrable Securities which shall have made a written request to the Company for inclusion in such Company Shelf Underwriting (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such Holder in such offering) within five (5) days following the receipt of the Company Shelf Notice. If a Sowell Holder or Ritchie Holder proposes to sell any of its Registrable Securities in a Shelf Underwriting, then the provisions set forth in Section 2.1(e) shall apply to such Shelf Underwriting. Notwithstanding the foregoing, (x) if the Company wishes to sell any of its equity securities for its own account in an Underwritten Block Trade (a “Company Underwritten Block Trade”) pursuant to a Shelf Registration Statement (either through filing an automatic shelf registration statement or through a take-down from an already effective Shelf Registration Statement), and, for the avoidance of doubt, if pursuant to the filing of an automatic shelf registration statement, the Company shall not be required to provide notice thereof to any

Holders of Registrable Securities pursuant to Sections 2.1 or 2.2 other than the Sowell Holders or Ritchie Holders, then notwithstanding the foregoing time periods, the Company only needs to notify (a “Company Underwritten Block Trade Notice”) the Sowell Holders and the Ritchie Holders (in each case, if then a Holder of (i) Shelf Registrable Securities or (ii) Registrable Securities that may be added to such Shelf Registration Statement through the filing of a prospectus supplement) of the Company Underwritten Block Trade two (2) Business Days prior to the day such Company Underwritten Block Trade is to commence and such Sowell Holder or Ritchie Holder must elect whether or not to participate by the next Business Day (i.e., one (1) Business Day prior to the date such Company Underwritten Block Trade is to commence), and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Company Underwritten Block Trade (which may close as early as two (2) Business Days after the date it commences), and (y) if a Sowell Holder or Ritchie Holder wishes to engage in an Underwritten Block Trade pursuant to a Shelf Registration Statement, then the provisions set forth in Section 2.1(e) shall apply to such Underwritten Block Trade. In the event the Company proposes to effect a Company Underwritten Block Trade, notwithstanding anything to the contrary in Section 2.1 or in this Section 2.2, no Holder that is not a Sowell Holder or Ritchie Holder shall have any right to notice of or to participate in such Company Underwritten Block Trade at any time. The Company shall, at the request of any Sowell Holder or Ritchie Holder requesting to participate in a Company Shelf Underwriting or Company Underwritten Block Trade, file any prospectus supplement or, if the applicable Shelf Registration Statement is an automatic shelf registration statement, any post-effective amendment, and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such requesting Sowell Holder(s) or Ritchie Holder(s) to effect such Company Shelf Underwriting or Company Underwritten Block Trade, as applicable.

(b) The Company, subject to Sections 2.3, 2.6 and 2.10, may elect to include in any registration or offering pursuant to demand registration rights by any Person or otherwise (other than in connection with an Underwritten Block Trade) (i) authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares and (ii) any other shares of Common Stock which are requested to be included in such registration or offering pursuant to the exercise of piggyback registration rights granted by the Company after the date hereof in accordance with this Agreement (“Additional Piggyback Rights”); provided, however, that, with respect to any underwritten offering pursuant to a registration, such inclusion shall be permitted only to the extent that (x) in the case of a Shelf Underwriting, such shares of Common Stock are registered on the applicable Shelf Registration Statement, and (y) it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the Sowell Holders or Ritchie Holders.

(c) Other than in connection with a Demand Registration (or a Shelf Underwriting or Underwritten Block Trade), if, at any time after giving a Piggyback Notice (or a Company Shelf Notice or a Company Underwritten Block Trade Notice) and prior to the effective date of the registration statement filed in connection with such registration (or the sale pursuant to a Company Shelf Underwriting or Company Underwritten Block Trade), the Company shall determine for any reason not to register (or sell) or to delay registration (or sale) of such equity securities, the Company may, at its election, give written notice of such determination to each Holder of record of Registrable Securities (except, in the case of a Company Underwritten Block Trade, then, only to the Sowell Holders and the Ritchie Holders) and (i) in the case of a determination not to register

(or sell), shall be relieved of its obligation to register (or sell) any Registrable Securities in connection with such abandoned registration (or abandoned sale), without prejudice, however, to the rights of Holders of Registrable Securities under Section 2.1, and (ii) in the case of a determination to delay such registration (or sale) of its equity securities, shall be permitted to delay the registration (or sale) of such Registrable Securities for the same period as the delay in registering (or selling) such other equity securities.

(d) Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement or offering pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of any custody agreement with respect to such registration or offering or as otherwise required by the underwriters.

(e) Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Sowell Holder or Ritchie Holder seeking to effect a Partner Distribution, file any prospectus supplement or post-effective amendments, or include in the initial registration statement any disclosure or language, or include in any prospectus supplement or post-effective amendment any disclosure or language, and otherwise take any action, deemed necessary or advisable by such Sowell Holder or Ritchie Holder to effect such Partner Distribution, including but not limited to the furnishing of any customary legal opinions, certificates or other documentation reasonably requested by the Company’s transfer agent.

2.3. Allocation of Securities Included in Registration Statement.

(a) If any requested registration or offering made pursuant to Section 2.1 (including a Shelf Underwriting) involves (x) an underwritten offering and the Manager of such offering shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering by the Participating Holders, the Company or any other Persons exercising Additional Piggyback Rights exceeds the largest number (the “Section 2.3(a)(x) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Sowell Holders and the Ritchie Holders or (y) an Underwritten Block Trade and the number of securities requested to be included in such Underwritten Block Trade by the Sowell Holders and the Ritchie Holders exceeds the number that are sold in any such Underwritten Block Trade (the “Section 2.3(a) Block Trade Sale Number” and, together with the Section 2.3(a)(x) Sale Number, the “Section 2.3(a) Sale Number”), the Company shall use its commercially reasonable efforts to include in such underwritten offering:

(i) first, all Registrable Securities requested to be included in such underwritten offering by the Holders thereof (including pursuant to the exercise of piggyback rights pursuant to Sections 2.1 and 2.2); provided, however, that if the number of such Registrable Securities exceeds the Section 2.3(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.3(a) Sale Number) to be included in such underwritten offering shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such underwritten offering (including pursuant to the exercise of piggyback rights pursuant to Sections 2.1 and 2.2), based on the number of Registrable Securities then beneficially owned by each such Holder requesting inclusion in relation to the aggregate number of Registrable Securities then beneficially owned by all Holders requesting inclusion;

(ii) second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, any equity securities that the Company proposes to register or sell, up to the Section 2.3(a) Sale Number; and

(iii) third, to the extent that the number of Registrable Securities and equity securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, the remaining equity securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that equity securities of the Company be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights (“Piggyback Shares”), based on the number of Piggyback Shares then beneficially owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares then beneficially owned by all Persons requesting inclusion, up to the Section 2.3(a) Sale Number.

(b) If any registration or offering made pursuant to Section 2.2 (including a Company Shelf Underwriting) involves (x) an underwritten primary offering on behalf of the Company after the date hereof and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering by the Holders of Registrable Securities, the Company or any other Persons exercising Additional Piggyback Rights exceeds the largest number (the “Section 2.3(b)(x) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Company or (y) a Company Underwritten Block Trade and the number of securities requested to be included in such Company Underwritten Block Trade by the Company, the Sowell Holders or the Ritchie Holders exceeds the number that are sold in any such Company Underwritten Block Trade (the “Section 2.3(b) Block Trade Sale Number” and, together with the Section 2.3(b)(x) Sale Number, the “Section 2.3(b) Sale Number”), the Company shall use its commercially reasonable efforts to include in such underwritten offering:

(i) first, all equity securities that the Company proposes to register or sell for its own account;

(ii) second, to the extent that the number of equity securities to be included pursuant to clause (i) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining equity securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such underwritten offering pursuant to the exercise of piggyback rights pursuant to Section 2.2(a), based on the number of Registrable Securities then beneficially owned by each such Holder requesting inclusion in relation to the aggregate number of Registrable Securities then beneficially owned by all Holders requesting inclusion, up to the Section 2.3(b) Sale Number; and

(iii) third, to the extent that the number of equity securities and Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining equity securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that equity securities of the Company be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights, based on the number of Piggyback Shares then beneficially owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares then beneficially owned by all Persons requesting inclusion, up to the Section 2.3(b) Sale Number.

(c) If any registration or offering made pursuant to Section 2.2 involves (x) an underwritten offering that was initially requested by any Person(s) (other than a Holder) to whom the Company has granted registration rights in accordance with this Agreement and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering by the Company, any Holders of Registrable Securities or such Person(s) exceeds the number (the “Section 2.3(c)(x) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Company or (y) a block trade that was initially requested by any Person(s) (other than a Holder) to whom the Company has granted registration rights in accordance with this Agreement and the number of securities requested to be included in such block trade by the Company, any Holders of Registrable Securities or any other Persons exceeds the number that are sold in any such block trade (the “Section 2.3(c) Block Trade Sale Number” and, together with the Section 2.3(c)(x) Sale Number, the “Section 2.3(c) Sale Number”), the Company shall use its commercially reasonable efforts to include in such underwritten offering:

(i) first, the equity securities requested to be included in such underwritten offering shall be allocated on a pro rata basis among the Person(s) requesting the registration or offering and all Holders requesting that Registrable Securities be included in such underwritten offering pursuant to the exercise of piggyback rights pursuant to Section 2.2(a), based on the aggregate number of equity securities of the Company or Registrable Securities, as applicable, then beneficially owned by each of the foregoing requesting inclusion in relation to the aggregate number of equity securities of the Company or Registrable Securities, as applicable, then beneficially owned by all such Holders and Persons requesting inclusion, up to the Section 2.3(c) Sale Number;

(ii) second, to the extent that the number of equity securities and Registrable Securities to be included pursuant to clause (i) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining equity securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that equity securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights, based on the number of Piggyback Shares then beneficially owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares then beneficially owned by all Persons requesting inclusion, up to the Section 2.3(c) Sale Number; and

(iii) third, to the extent that the number of equity securities and Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining equity securities to be included in such underwritten offering shall be allocated to equity securities the Company proposes to register or sell for its own account, up to the Section 2.3(c) Sale Number.

(d) If, as a result of the proration provisions set forth in clauses (a), (b) or (c) of this Section 2.3, any Holder shall not be entitled to include all Registrable Securities in an underwritten offering that such Holder has requested be included, such Holder may elect to withdraw such Holder’s request to include Registrable Securities in such underwritten offering or the registration to which such underwritten offering relates or may reduce the number of Registrable Securities requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of any custody agreement with respect to such registration or offering and (y) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, such Holder shall no longer have any right to include Registrable Securities in such underwritten offering or the registration to which such withdrawal or reduction was made to the extent of the Registrable Securities so withdrawn or reduced.

2.4. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect or cause the registration of and/or participate in any offering or sale of any Registrable Securities under the Securities Act as provided in this Agreement (or use commercially reasonable efforts to accomplish the same), the Company shall, as expeditiously as possible:

(a) prepare and timely file all filings with the SEC and FINRA required for the effectiveness of the registration or the consummation of the offering, including preparing and filing with the SEC a registration statement (including all required exhibits and financial statements) on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof, which registration statement (i) shall be selected by the Company (except as provided for in a Demand Registration Request), (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the Participating Holders thereof from time to time and (iii) shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its commercially reasonable efforts to cause such registration statement to become effective (provided, however, that as far in advance as reasonably practicable before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” Laws of any jurisdiction, or any free writing prospectus related thereto, the Company will furnish to counsel for the Sowell Holders and Ritchie Holders, as applicable, copies of reasonably complete drafts of all such documents proposed to be filed (excluding, unless otherwise expressly requested, copies of all exhibits thereto and each document incorporated by reference therein to the extent then permitted by the rules and regulations of the SEC), which documents will be subject to the reasonable review and reasonable comment of such counsel (including any objections to any information pertaining to any Participating Holder and its plan of distribution and otherwise to the extent necessary, if at all, to complete the filing or maintain the effectiveness thereof), and the Company shall make the changes reasonably requested by such counsel and shall not file any registration statement or amendment thereto, any prospectus or supplement thereto or any free writing prospectus related thereto to which either (i) the Manager, if any, (ii) the Sowell Holder or (iii) the Ritchie Holders, as applicable, shall reasonably object; provided, however, that, notwithstanding the foregoing, in no event shall the Company be required to file any document with the SEC which in the view of the Company or its counsel contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading);

(b) (i) prepare and timely file with the SEC such pre- and post-effective amendments and supplements to such registration statement, such prospectuses related thereto and such supplements thereto, such free writing prospectuses and such Exchange Act reports, in each case, in all material respects in conformity with the requirements of the Securities Act and the Exchange Act, as applicable, (x) as may be necessary to keep such registration statement continuously effective for a period of at least one hundred eighty (180) days after the effective date thereof (or, with respect to a Shelf Registration Statement on Form S-3, until all Registrable Securities covered by such registration statement shall have been sold or have otherwise ceased to be Registrable Securities), (y) as may be reasonably requested by either (i) the Manager, if any, (ii) the Sowell Holders or (iii) the Ritchie Holders, if applicable, and (z) as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement, in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (ii) provide notice to such sellers of Registrable Securities and the Manager, if any, of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;

(c) furnish, without charge, to each Participating Holder and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each pre- and post-effective amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, each free writing prospectus utilized in connection therewith, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable Laws of each such registration statement (or amendment or supplement thereto), each such prospectus (or preliminary or summary prospectus or supplement thereto), each such free writing prospectus and each such other document by each such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement);

(d) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or state “blue sky” Laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions in accordance with the intended methods of disposition (including keeping such registration or qualification in effect for so long as such registration statement remains in effect), except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e) promptly notify each Participating Holder (that is not an individual) and each managing underwriter, if any: (i) when such registration statement, any pre- or post-effective amendment or supplement thereto, the prospectus related thereto or any supplement related thereto, or any free writing prospectus has been filed with the SEC and, with respect to such registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to such registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” Laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in such registration statement or any amendment or supplement thereto, the prospectus related thereto or any supplement thereto, any document incorporated therein by reference or any free writing prospectus containing, in the case of the registration statement, an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading, and, in all other cases, an untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (which notice shall notify the Participating Holders only of the occurrence of such an event and shall provide no additional information regarding such event to the extent such information would constitute material non-public information); and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), unless the Company has declared that a Postponement Period exists, the Company shall promptly prepare a supplement or amendment to such registration statement, the prospectus related thereto or any supplement thereto or free writing prospectus and furnish to each Participating Holder and each underwriter, if any, a reasonable number of copies of such supplement to or amendment of such registration statement, prospectus, prospectus supplement or free writing prospectus so that, as thereafter filed with the SEC or delivered to the purchasers of such Registrable Securities, as the case may be, such registration statement shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such prospectus, prospectus supplement or free writing prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f) comply (and continue to comply) with all applicable rules and regulations of the SEC (including, without limitation, maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) in accordance with the Exchange Act), and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within forty-five (45) days, or ninety (90) days if it is a fiscal year, after the end of such twelve month period described hereafter), an earnings statement (which need not be audited) covering the period of at least twelve (12) consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g) (i) (A) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if no similar securities are then so listed, to cause all such Registrable Securities to be listed on a national securities exchange and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter’s arranging for the registration of at least two market makers as such with respect to such shares with FINRA, and (ii) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;

(h) cause its senior management, officers, employees and independent public accountants to participate in, make themselves available, supply such information as may be reasonably requested and to otherwise facilitate and cooperate with, the preparation of the registration statement and prospectus and any amendments or supplements thereto and, in the case of any underwritten offering, any other offering documentation (including participating in meetings, drafting sessions, due diligence sessions and rating agency presentations) taking into account the Company’s reasonable business needs;

(i) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement and, in the case of any underwritten offering, to the extent necessary, provide and enter into any reasonable agreements with a custodian for the Registrable Securities;

(j) in the case of any underwritten offering, enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as either (i) the underwriters or (ii) the Sowell Holders or Ritchie Holders, as applicable, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(k) in the case of any underwritten offering, use its commercially reasonable efforts to (i) obtain opinions from the Company’s counsel, including without limitation local and/or regulatory counsel, and a “cold comfort” letter, updates thereof and consents from the independent public accountants who have certified the financial statements of the Company (and/or any other financial statements, including financial statements pursuant to Rule 3-05 of Regulation S-X and Article 11 thereunder) included or incorporated by reference in such registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters (including, in the case of such “cold comfort” letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten offerings, which opinions and letters shall be dated the dates such opinions and “cold comfort” letters are customarily dated and addressed to the underwriters and otherwise reasonably satisfactory to (a) the underwriters and to (b) the Sowell Holders and Ritchie Holders, as applicable, and (ii) furnish to each Participating Holder upon its request and to each underwriter a copy of such opinions and letters addressed to such underwriter and each Participating Holder, as applicable, to the extent permitted by the Company’s counsel and independent public accountants;

(l) deliver promptly to counsel for the Sowell Holders and Ritchie Holders, as applicable, and to each managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors relating to such registration statement, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by counsel for the Sowell Holders and Ritchie Holders, as applicable, and by counsel for any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by (i) any such underwriter or (ii) the Sowell Holders and Ritchie Holders, as applicable, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by counsel for the Sowell Holders and Ritchie Holders, as applicable, counsel for an underwriter or any attorney, accountant or agent retained by the foregoing in connection with such registration statement;

(m) use its commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, in each case, as promptly as reasonably practicable;

(n) provide a CUSIP number for all Registrable Securities, not later than the effective date of such registration statement and, if applicable, provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

(o) use its commercially reasonable efforts to make available its senior management, employees and personnel for the preparation of and participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the Company’s reasonable business needs and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering;

(p) promptly prior to the filing of any document which is to be incorporated by reference into such registration statement or the prospectus (after the initial filing of such registration statement), and prior to the filing or use of any free writing prospectus, provide copies of such document to counsel for the Sowell Holders and Ritchie Holders as applicable, upon its request and to counsel for the underwriters, if any, upon its request and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning the Participating Holders prior to the filing thereof as counsel for the Sowell Holders and Ritchie Holders as applicable, or counsel for the underwriters, if any, may reasonably request (provided, however, that, notwithstanding the foregoing, in no event shall the Company be required to file any document with the SEC which in the view of the Company or its counsel contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading);

(q) furnish to counsel for the Sowell Holders and Ritchie Holders as applicable, upon its request, and to each managing underwriter upon its request, in each case, without charge, at least one conformed copy of such registration statement and any post-effective amendments or supplements thereto, including financial statements and schedules, all documents incorporated therein by reference, the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus and prospectus supplement filed under Rule 424 under the Securities Act and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith;

(r) cooperate with the Participating Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates or book-entry statements, as the case may be, not bearing any restrictive legends representing the Registrable Securities to be sold, and, in each case, cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least two (2) Business Days prior to any sale of Registrable Securities and, to the extent permitted by the Securities Act, to instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof (and, in the case of Registrable Securities registered on a Shelf Registration Statement, at the request of any Holder, to the extent permitted by the Securities Act, prepare and deliver certificates or book-entry statements, as the case may be, representing such Registrable Securities not bearing any restrictive legends and deliver or cause to be delivered an opinion or instructions to the transfer agent in order to allow such Registrable Securities to be sold from time to time);

(s) include in any prospectus or prospectus supplement if requested by any managing underwriter updated financial or business information for the Company’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of such managing underwriter;

(t) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will use its commercially reasonable efforts to make any such prohibition inapplicable;

(u) use its commercially reasonable efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Participating Holders or the underwriters, if any, to consummate the disposition of such Registrable Securities in accordance with the intended methods thereof;

(v) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities covered by such registration statement;

(w) take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration or offering covered by Sections 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby, will not conflict with a related prospectus, prospectus supplement or related documents and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(x) in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading;

(y) to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing underwriters; and

(z) use commercially reasonable efforts to cooperate with the managing underwriters and the Participating Holders and their respective counsel in connection with the preparation and filing of any applications, notices, registrations and responses to requests for additional information with FINRA, the New York Stock Exchange, Nasdaq, or any other national securities exchange on which the shares of Common Stock are or are to be listed.

To the extent the Company is a WKSI at the time any Demand Registration Request is submitted to the Company, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered. The Company shall use its commercially reasonable efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective. If the Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold in compliance with the SEC rules. If the automatic shelf registration statement expires, at or prior to such expiration, the Company shall promptly upon the request of any Sowell Holder or any Ritchie Holder refile a new automatic shelf registration statement covering the Registrable Securities that remain outstanding thereunder. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its commercially reasonable efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

If the Company files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, and the Holders do not request that their Registrable Securities be included in such Shelf Registration Statement, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders of Registrable Securities may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

The Company may require that each Participating Holder as to which any registration or offering is being effected (i) furnish the Company such information regarding such seller and the sale or distribution of such securities as the Company may from time to time reasonably request, provided that such information is necessary for the Company to consummate such registration or offering and shall be used only in connection with such registration or offering and (ii) provide any underwriters participating in the sale or distribution of such securities such information as the underwriters may request and execute and deliver any agreements, certificates or other documents as the underwriters may request. Each Participating Holder agrees to notify the Company as promptly as reasonably practicable of any inaccuracy or change in information previously furnished to the Company by such Participating Holder or of the occurrence of any event that would cause (i) any registration statement to include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any prospectus or free writing prospectus to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, in each case, to furnish to the Company, as promptly as practicable, any additional information required to correct and update the information previously furnished by such Holder such that (x) such registration statement shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (y) such prospectus or free writing prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.4, such Holder will discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended registration statement, prospectus, prospectus supplement or free writing prospectus contemplated by paragraph (e) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the registration statement, prospectus, prospectus supplement or free writing prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each Participating Holder covered by such registration statement shall have received the copies of the supplemented or amended registration statement, prospectus, prospectus supplement or free writing prospectus contemplated by paragraph (e) of this Section 2.4. The period(s) during which the Holders are required to discontinue disposition of securities pursuant to this paragraph shall not exceed forty-five (45) days with respect to any one such period, or ninety (90) days during any period of three hundred sixty (360) days with respect to multiple such periods.

The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, any prospectus, or any amendment of or supplement to the prospectus, or any free writing prospectus, that refers to any Sowell Holder or Ritchie Holder (or any of their respective Affiliates) covered thereby by name, or otherwise identifies any Sowell Holder or Ritchie Holder (or any of their respective Affiliates), without the consent of the applicable Sowell Holder or Ritchie Holder, as the case may be (such consent not to be unreasonably withheld or delayed). If any such registration statement or comparable statement under state “blue sky” Laws refers to any Holder (or any of its Affiliates) by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to request the insertion therein of language, in form and substance reasonably satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company.

To the extent that any Sowell Holder or Ritchie Holder is or may be deemed to be an “underwriter” of Registrable Securities pursuant to any SEC comments or policies, the Company agrees that (1) the indemnification and contribution provisions contained in Section 2.9 shall be applicable to the benefit of the Sowell Holders or Ritchie Holders, as applicable, in their role as an underwriter or deemed underwriter in addition to their capacity as a Holder and (2) the Sowell Holders or Ritchie Holders, as applicable, shall be entitled to conduct the due diligence which they would normally conduct in connection with an offering of securities registered under the Securities Act, including without limitation receipt of customary opinions and comfort letters addressed to the Sowell Holders or Ritchie Holders, as applicable.

2.5. Registration Expenses.

(a) The Company shall pay all Expenses with respect to any registration or offering of Registrable Securities pursuant to Section 2, whether or not a registration statement becomes effective or the offering is consummated.

(b) Notwithstanding the foregoing, (x) the provisions of this Section 2.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with state “blue sky” Laws of each state in which the offering is made and (y) in connection with any underwritten offering hereunder, each Participating Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by such Participating Holder.

2.6. Certain Limitations on Registration Rights. In the case of any registration or underwritten offering under Sections 2.1 or 2.2, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration or underwritten offering shall be subject to such underwriting agreement and no Person may participate in such registration or underwritten offering unless such Person (i) agrees to sell such Person’s securities on the basis provided therein and timely completes and executes all reasonable questionnaires, certificates and other documents (including custody agreements and powers of attorney, if any) which must be executed in connection therewith; provided, however, that, subject to Sections 3.1 and 3.2, all such documents shall be consistent in all material respects with the provisions hereof and (ii) provides such other information to the Company or the underwriter as may be necessary to register or sell such Person’s securities.

2.7. Limitations on Sale or Distribution of Other Securities.

(a) Each Holder agrees (whether or not such Holder can participate in any such offering), (i) to the extent requested by a managing underwriter of any underwritten offering effected pursuant to Section 2.1 (including any Shelf Underwriting or Underwritten Block Trade), not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144, any Common Stock or Common Stock Equivalent (other than as part of such underwritten offering) during the time period reasonably requested by the managing underwriter, not to exceed ninety (90) days from the pricing date of such offering or such shorter period as the managing underwriter shall agree to, and (ii) to the extent requested by a managing underwriter of any underwritten offering effected by the Company for its own account (including any offering in which one or more Holders is selling Registrable Securities pursuant to the exercise of piggyback rights under Section 2.2), not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144, any Common Stock or Common Stock Equivalent (other than as part of such underwritten offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed ninety (90) days from the pricing date of such offering or such shorter period as the managing underwriter shall agree to. Each Holder agrees to execute and deliver customary lock-up agreements for the benefit of the underwriters when requested by the managing underwriter with such form and substance as the managing underwriter shall reasonably determine. The Company agrees to use its commercially reasonable efforts to cause each holder of Common Stock or Common Stock Equivalents, purchased or otherwise acquired from the Company (other than in a public offering) at any time to agree, and shall use its commercially reasonable efforts to cause each of its officers, directors and beneficial holders of 5% or more of the Company’s outstanding Common Stock to agree, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144, any Common Stock or Common Stock Equivalent (other than as part of such underwritten offering) during the period referred to in the first sentence of this clause (a).

(b) The Company hereby agrees, to the extent requested by a managing underwriter of any underwritten offering effected pursuant to Section 2.1 (including any Shelf Underwriting or Underwritten Block Trade), Section 2.2 (including any Company Shelf Underwriting or Company Underwritten Block Trade), not to sell, transfer or otherwise dispose of, any Common Stock or Common Stock Equivalent (other than as part of such underwritten offering or a registration on Form S-4 or Form S-8 or any similar or successor forms which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent) during the time period reasonably requested by the managing underwriter, not to exceed ninety (90) days from the pricing date of such offering or such shorter period as the managing underwriter shall agree; and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities.

2.8. No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement. A Holder is not required to include any of its Registrable Securities in any registration statement, is not required to sell any of its Registrable Securities which are included in any effective registration statement, and, subject to Section 2.7, may sell any of its Registrable Securities in any manner in compliance with the terms of this Agreement and applicable Law (including pursuant to Rule 144) even if such Registrable Securities are already included on an effective registration statement.

2.9. Indemnification.

(a) In the event of any registration or offer and sale of any securities of the Company under the Securities Act pursuant to this Section 2, the Company will (without limitation as to time), and hereby agrees to, and hereby does, indemnify and hold harmless, to the fullest extent permitted by Law, each Participating Holder, its directors, officers, fiduciaries, employees, stockholders, members, general and limited partners, agents, affiliates, consultants, representatives, successors and assigns (and the directors, officers, fiduciaries, employees, stockholders, members, general and limited partners, agents, affiliates, consultants, representatives, successors and assigns thereof), each other Person who participates as a seller (and its directors, officers, fiduciaries, employees, stockholders, members, general and limited partners, agents, affiliates, consultants, representatives, successors and assigns), underwriter or Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder, fiduciary, managing director, agent, affiliate, consultant, representative, successor, assign or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such seller or any such underwriter or Qualified Independent Underwriter and each director, officer, employee, stockholder, fiduciary, managing director, agent, affiliate, consultant, representative, successor, assign or partner of such controlling Person, from and against any and all losses, claims, damages, penalties, judgments, suits or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of, are based upon, relate to or are in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any amendment or supplement thereto, or any document incorporated by reference therein, under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus, or any amendment or supplement thereto, or any document incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed by the Company or any underwriter to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iv) any violation by the Company of any federal, state or common Law rule or regulation applicable to the Company and relating to any action required of or inaction by the Company in connection with any such offering of Registrable Securities, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or in any such prospectus or any preliminary, final or summary prospectus or in any amendment thereof or supplement thereto or in any document incorporated by reference therein or in any free writing prospectus in reliance upon and in strict conformity with written information furnished to the Company or its representatives by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

(b) Each Participating Holder (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2.1 or 2.2, any underwriter and Qualified Independent Underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9), to the extent permitted by Law, the Company, its officers who signed the applicable registration statement and its directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, stockholders, fiduciaries, managing directors, agents, affiliates, consultants, representatives, successors, assigns or general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in strict conformity with written information furnished to the Company or its representatives by or on behalf of such Participating Holder or underwriter or Qualified Independent Underwriter, if any, specifically for use therein, and each such Participating Holder, underwriter or Qualified Independent Underwriter, if any, shall reimburse such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Participating Holder shall be required to pay pursuant to this Section 2.9 (including pursuant to indemnity, contribution or otherwise) shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim; provided, further, that such Participating Holder shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, or any document incorporated by reference therein, or any free writing prospectus utilized in connection therewith, such Participating Holder has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein or free writing prospectus which corrected or made not misleading information previously furnished to the Company. The Company and each Participating Holder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Participating Holders to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such registration statement, preliminary, final or summary prospectus or amendment or supplement thereto, or any document incorporated by reference therein, or any free writing prospectus, are statements specifically relating to (i) the beneficial ownership of shares of Common Stock by such Participating Holder and its Affiliates as disclosed in the section of such document entitled “Selling Stockholders” or “Principal and Selling Stockholders” or other documents thereof and (ii) the name, address and other information with respect to such Participating Holder that appears in the table and corresponding footnotes describing such Participating Holder in the section of such document entitled “Selling Stockholders” or “Principal and Selling Stockholders” or other documents thereof. If any additional information about such Holder or the plan of sale or distribution (other than for an underwritten offering) is required by Law to be disclosed in any such document, then such Holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” Laws.

(d) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 2. In case any action or proceeding is brought against an indemnified party and such indemnified party shall have notified the indemnifying party of the commencement thereof (as required above), the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that: (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with or be different from those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If for any reason the foregoing indemnity is unavailable, unenforceable or is insufficient to hold harmless an indemnified party under Sections 2.9(a), (b) or (c), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable Law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.9(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(e) to contribute any amount greater than the amount of the net proceeds received by such indemnifying party from the sale of Registrable Securities pursuant to the registration statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.9(b) and (c). In addition, no Holder of Registrable Securities or any Affiliate thereof shall be required to pay any amount under this Section 2.9(e) unless such Person or entity would have been required to pay an amount pursuant to Section 2.9(b) if it had been applicable in accordance with its terms.

(f) The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to Law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

(g) The indemnification and contribution required by this Section 2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

2.10. Limitations on Registration of Other Securities. From and after the date of this Agreement, the Company shall not, without the prior written consent of each of the Sowell Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights.

2.11. No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent in any material respects with the rights granted to the Holders in this Agreement.

2.12. Other Registration Rights. The Company represents and warrants that no person, other than a holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail..

Section 3. Underwritten Offerings.

3.1. Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering pursuant to a registration or offering requested under Section 2.1, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall (i) be satisfactory in form and substance to each of the Sowell Holders and Ritchie Holders, (ii) contain terms not inconsistent with the provisions of this Agreement in any material respect, unless otherwise agreed by (1) each of the Sowell Holders and Ritchie Holders and (2) the underwriters for such underwritten offering, and (iii) contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements. Any Participating Holder shall be a party to such underwriting agreement and may, at its option, require (unless otherwise agreed by (i) the underwriters and (ii) each of the Sowell Holders and Ritchie Holders) that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in any registration statement or prospectus. Unless otherwise agreed by (i) the underwriters and (ii) each of the Sowell Holders and Ritchie Holders, each Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in any registration statement or prospectus and its intended method of sale or distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement for indemnity, contribution or otherwise shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of Registrable Securities pursuant to such underwriting agreement and in no event shall relate to anything other than information about such Participating Holder specifically provided by such Participating Holder for use in any registration statement or prospectus.

3.2. Piggyback Underwritten Offerings. In the case of a registration or offering pursuant to Section 2.2, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Participating Holders’ Registrable Securities to be included in such registration or offering shall be subject to such underwriting agreement. Any Participating Holder may, at its option, require (unless otherwise agreed by (i) the underwriters and (ii) each of the Sowell Holders and Ritchie Holders) that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in any registration statement or prospectus. Unless otherwise agreed by (i) the underwriters and (ii) each of the Sowell Holders and Ritchie Holders, each Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in any registration statement or prospectus and its intended method of sale or distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement for indemnity, contribution or otherwise shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of Registrable Securities pursuant to such underwriting agreement and in no event shall relate to anything other than information about such Participating Holder specifically provided by such Participating Holder for use in any registration statement or prospectus.

Section 4. General.

4.1. Adjustments Affecting Registrable Securities. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares of Common Stock which would adversely affect the ability of any Holder of any Registrable Securities to include such Registrable Securities in any registration or offering contemplated by this Agreement or the marketability of such Registrable Securities in any such registration or offering. Subject to the foregoing, the Company agrees that it will take all reasonable steps necessary to effect a combination or subdivision of shares of Common Stock if in the reasonable judgment of (i) each of the Sowell Holders and Ritchie Holders, as applicable, or (ii) the managing underwriter for the offering, such combination or subdivision would enhance the marketability of the Registrable Securities. Each Holder agrees with the Company to take all actions reasonably necessary, to permit the Company to carry out the intent of the preceding sentence. In any event, the provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of the Company, any successor or assign of the Company (whether by merger, share exchange, consolidation, sale of assets or otherwise) or any Subsidiary or parent company of the Company which may be issued in respect of, in exchange for, or in substitution for Registrable Securities and shall be appropriately adjusted for any dividends, stock splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

4.2. Rule 144 and Rule 144A. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Common Stock or Common Stock Equivalents, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1)(i) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144, Rule 144A under the Securities Act, as such Rule may be amended (“Rule 144A”), or any similar rules or regulations hereafter adopted by the SEC, and (ii) subject to Section 2.7, it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144, (B) Rule 144A, (C) Regulation S under the Securities Act or (D) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

4.3. Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement); provided, however, that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

4.4. Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Holder unless such modification, amendment or waiver is approved in writing by the Company, the Sowell Holders and, solely with respect to their enumerated rights hereunder, the Ritchie Holders; provided, however, that any such amendment, modification or waiver that adversely and disproportionately affects the Ritchie Holders, as compared to any other Holder or Holders, shall require the prior written consent of the Ritchie Holders. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other or future exercise of any such right, power or privilege.

4.5. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) if personally delivered, on the date of delivery, (ii) if delivered by express courier service of national standing (with charges prepaid), on the Business Day following the date of delivery to such courier service, (iii) if deposited in the United States mail, first class postage prepaid, on the fifth (5th) Business Day following the date of such deposit or (iv) if via e-mail communication, on the date of delivery. All notices, demands and other communications hereunder shall be delivered as set forth below and to any other recipient at the email address or address indicated on Schedule A hereto and to any subsequent holder of securities subject to this Agreement at such email address or address as indicated in the Company’s records, or pursuant to such other instructions as may be designated by the party to receive such notice:

if to the Company, to:

American Integrity Insurance Group, Inc.

5426 Bay Center Drive, Suite 600

Tampa, FL 33609

Attention: Mr. Ben Lurie

Email: [****]

with a copy (which shall not constitute notice) to:

Haynes and Boone, LLP

2801 N. Harwood St. Suite 2300

Dallas, Texas 75201

Attention: Matthew L. Fry, Esq.; Logan J. Weissler, Esq.

Email: matt.fry@haynesboone.com; logan.weissler@haynesboone.com if to the Sowell Holders, to:

c/o Sowell Investment Holdings Co., LLC

1601 Elm St Suite 3500

Dallas, TX 75201

Attention: James E. Sowell

Email: [****]

If to the Ritchie Holders, to:

Robert C. Ritchie

5426 Bay Center Drive, Suite 600

Tampa, FL 33609

Attention: Robert C. Ritchie

Email: [****]

with a copy (which shall not constitute notice) to:

Holland & Knight LLP

50 North Laura Street, Suite 3900

Jacksonville, Florida 32202

Attention: Ivan A. Colao, Esq.

Email: ivan.colao@hklaw.com

4.6. Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, permitted assigns, heirs and personal representatives of the parties hereto, whether so expressed or not. This Agreement may not be assigned by the Company without the prior written consent of the Sowell Holders and the Ritchie Holders. This Agreement may not be assigned by any Holder without the consent of the Company; provided, that any Sowell Holder or Ritchie Holder may assign any of its rights and obligations under this Agreement to any Permitted Transferee without the consent of the Company provided, further, that any assigning Holder and the applicable assignee each executes and delivers to the Company an Assumption Agreement;

and provided, further, that the assigning Holder shall not be liable for any obligations hereunder of the assignee, other than with respect to any assignee that is an Affiliate of the assigning Holder. Upon any such permitted assignment, such assignee shall have and be able to exercise and enforce all rights of the assigning Holder which are assigned to it (to the extent set forth in the Assumption Agreement) and, to the extent such rights are assigned, any reference to the assigning Holder shall be treated as a reference to the assignee (to the extent set forth in the Assumption Agreement).

4.7. Entire Agreement. This Agreement and the other documents referred to herein or delivered pursuant hereto which form part hereof constitute the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

4.8. Governing Law; Jurisdiction; Court Proceedings; Waiver of Jury Trial. This Agreement shall in all respects be governed by, and construed in accordance with, the Laws (excluding conflict of laws rules and principles) of the State of Delaware applicable to agreements made and to be performed entirely within such State, including all matters of construction, validity and performance. Any Litigation against any party to this Agreement arising out of or relating to this Agreement shall be brought in any federal or state court located in the County of New Castle in the State of Delaware, and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such Litigation. A final judgment in any such Litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. To the extent that service of process by mail is permitted by applicable Law, each party irrevocably consents to the service of process in any such Litigation in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein. Each party irrevocably agrees not to assert (a) any objection which it may ever have to the laying of venue of any such Litigation in any federal or state court located in the County of New Castle in the State of Delaware, and (b) any claim that any such Litigation brought in any such court has been brought in an inconvenient forum. EACH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY LITIGATION WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.

4.9. Interpretation; Construction.

(a) The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

4.10. Counterparts. This Agreement may be executed by portable document format (PDF or similar format) or DocuSign signatures and in any number of separate counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same agreement.

4.11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

4.12. Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at Law. All remedies, either under this Agreement, by Law, or otherwise afforded to any party, shall be cumulative and not alternative.

4.13. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.14. Confidentiality. Each Holder agrees that any non-public information which such Holder may receive relating to the Company or its Subsidiaries or parent company or relating to any proposed registration or offering pursuant to this Agreement (including any notice thereof) (the “Confidential Information”) will be held strictly confidential and will not be disclosed by it to any Person without the express written permission of the Company for the period in which it owns shares of Common Stock and for two (2) years thereafter; provided, however, that the Confidential Information may be disclosed (i) in the event of any compulsory legal process or to comply with any applicable Law, subpoena or other similar legal process or in connection with any filings that the Holder may be required to make with any regulatory authority; provided, however, that in the event of compulsory legal process, unless prohibited by applicable Law or that process, each Holder agrees (A) to give the Sowell Holders, the Ritchie Holders and the Company prompt notice thereof and to cooperate with the Company, the Ritchie Holders and the Sowell Holders in securing a protective order in the event of compulsory disclosure and (B) that any disclosure made pursuant to public filings will be subject to the prior reasonable review of the Company, the Sowell Holders and the Ritchie Holders, (ii) to any foreign or domestic governmental or quasi-governmental regulatory authority, including without limitation, any stock exchange or other self-regulatory organization having jurisdiction over such party, (iii) (x) to each Holder’s Affiliates or to its or its Affiliates’ officers, directors, employees, partners, beneficiaries, accountants, lawyers and other professional advisors and current or prospective lenders (or other sources of debt financing) for use relating solely to management of the investment or administrative purposes with respect to such Holder and (y) to current or prospective limited partners, investors or other holders of equity in any Sowell Holder or Ritchie Holder to the extent such information is required to be provided or is customarily provided to current limited partners, investors or holders of equity of any such Holder or any Affiliate thereof (collectively, “Holder Representatives”); provided, that such Holder shall be liable for any breach of this Section 4.14 by such Holder Representative who has received Confidential Information from such Holder, (iv) to a bona fide proposed transferee of securities of the Company held by a Holder in accordance with this Agreement; provided, however, that such Holder informs the proposed transferee of the confidential nature of the information and the proposed transferee agrees in writing to comply with the restrictions in this Section 4.14 and delivers a copy of such writing to the Company, (v) by any Sowell Holder or Ritchie Holder, in the course of its normal reporting activities to its investors, and current and prospective partners, equity holders and beneficiaries with respect to the following types of Confidential Information related to the investment by such Sowell Holder or Ritchie Holder, as applicable, in shares of Common Stock: (1) the cost and value of such Sowell Holder’s or Ritchie Holder’s shares of Common Stock and (2) a general description of the Company and its Subsidiaries, including their respective names and industry and information regarding their respective businesses, financial conditions and results of operations; provided, that this clause (v) shall not be deemed to permit any Sowell Holder or Ritchie Holder to make any disclosure of Confidential Information (including the name of the Company or any of its Subsidiaries) by way of a press release or otherwise, and (vi) to any rating agency when required by it (it being understood that prior to such disclosure, such rating agency shall undertake to preserve the confidentiality of such Confidential Information).

4.15. [Reserved].

4.16. Opt-Out Requests. Each Holder of the Company’s outstanding Common Stock shall have the right, at any time and from time to time, to elect to not receive any notice that the Company or any other Holders are otherwise required to deliver pursuant to this Agreement by delivering to the Company a written statement signed by such Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case, and notwithstanding anything to the contrary in this Agreement, the Company or other Holders shall not be required to, and shall not, deliver any notice or other information required to be provided to Holders hereunder to the extent that the Company or such other Holders reasonably expect such notice or information would result in a Holder acquiring material non-public information within the meaning of Regulation FD promulgated under the Exchange Act. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Company an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests.

4.17. Legend Removal. The restrictive legend on any Registrable Securities covered by this Agreement shall be removed if (i) such Registrable Securities are sold pursuant to an effective registration statement, (ii) (A) a registration statement covering the resale of such Registrable Securities is effective under the Securities Act and the applicable holder of such Registrable Securities delivers to the Company a representation letter agreeing that such Registrable Securities will be sold under such effective registration statement, or (B) six months after the date of this Agreement, such Holder has held such shares for at least six months and is not, and has not been in the preceding three months, an Affiliate of the Company (as defined in Rule 144), and such holder or permitted assignee provides to the Company any other information the Company deems reasonably necessary to deliver to the transfer agent an instruction to so remove such legend, (iii) such Registrable Securities may be sold by the holder thereof free of restrictions pursuant to Rule 144(b) under the Securities Act or (iv) such Registrable Securities are being sold, assigned or otherwise transferred pursuant to Rule 144 under the Securities Act; provided, that with respect to clause (iii) or (iv) above, the holder of such Registrable Securities has provided all necessary documentation and evidence (which may include an opinion of counsel) as may reasonably be required by the Company to confirm that the legend may be removed under applicable securities law. The Company shall cooperate with the applicable holder of Registrable Securities covered by this Agreement to effect removal of the legend on such shares pursuant to this Section 4.17 as soon as reasonably practicable after delivery of notice from such holder that the conditions to removal are satisfied (together with any documentation required to be delivered by such holder pursuant to the immediately preceding sentence). The Company shall bear all direct costs and expenses associated with the removal of a legend pursuant to this Section 4.17.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

THE COMPANY:

American Integrity Insurance Group, Inc.

By:	/s/ Ben Lurie
Name: Ben Lurie
Title: Chief Financial Officer

[Signature Page to Registration Rights Agreement]

SOWELL HOLDERS:

Sowell Investments Holding Co., LLC

By:	/s/ James Sowell
Name: James Sowell
Title: Sole Manager

[Signature Page to Registration Rights Agreement]

RITCHIE HOLDERS:

By:	/s/ Robert Ritchie
Name: Robert Ritchie

[Signature Page to Registration Rights Agreement]

Schedule A

Notices

	Holder Name	Email Address and Address

Sowell Holders

1.	[ ]	[ ]

Ritchie Holders

1.	[ ]	[ ]

Exhibit A

FORM OF ASSUMPTION AGREEMENT

This Assumption Agreement (this “Assumption Agreement”) is made as of [_____], by and among [_____] (the “Transferring Holder”) and [_____], a Permitted Transferee of the Transferring Holder (the “New Holder”), in accordance with that certain Registration Rights Agreement, dated as of [_____] (as amended, restated, modified or supplemented from time to time, the “Agreement”), by and among American Integrity Insurance Group, Inc. , a Delaware corporation (the “Company”), and the other Holders party thereto.

WHEREAS, the Agreement requires the New Holder, as a condition to the assignment of the Transferring Holder’s rights and obligations under the Agreement, to become a party to the Agreement by executing this Assumption Agreement;

WHEREAS, this Assumption Agreement has been entered into to record and effect the admission of the New Investor as a “Holder” and [“Sowell Holder”] [“Ritchie Holder”] for the purpose of the Agreement; and

WHEREAS, upon the New Holder signing this Assumption Agreement, the Agreement will be deemed to be amended to include the New Holder as a Holder and [“Sowell Holder”] [“Ritchie Holder”] under the Agreement.

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Party to the Agreement. By execution of this Assumption Agreement, the Transferring Holder hereby assigns to the New Holder, and the New Holder hereby accepts and assumes, all of the rights and obligations that the Transferring Holder has in and to the Agreement. By execution of this Assumption Agreement, the New Holder hereby agrees to become a party to the Agreement and to be bound by, and subject to, all of the terms, conditions and provisions of the Agreement that are applicable to, and assignable under the Agreement by, the Transferring Holder, in the same manner as if such undersigned New Holder were an original signatory to the Agreement and named as a Holder and [“Sowell Holder”] [“Ritchie Holder”] under the Agreement. By execution of this Assumption Agreement, the Company hereby consents to and confirms its acceptance of the New Holder as a Holder and [“Sowell Holder”] [“Ritchie Holder”] under the Agreement. For the avoidance of doubt, the parties hereto hereby acknowledge and agree that (x) the shares of Common Stock acquired by the New Holder shall be deemed “Registrable Securities” under the Agreement, and (y) the New Holder shall be subject to the terms of the Agreement applicable to it as a Holder and [“Sowell Holder”] [“Ritchie Holder”] thereunder. Execution and delivery of this Assumption Agreement by the New Holder shall also constitute execution and delivery by the New Holder of the Agreement, without further action of any party.

2. Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement unless otherwise noted.

Exhibit A

3. Representations, Warranties and Acknowledgements of the New Holder. The New Holder hereby represents, warrants and acknowledges to the Company as follows:

a. Authorization. The New Holder has all requisite power and authority and has taken all action necessary in order to duly and validly approve the New Holder’s execution and delivery of, and performance of its obligations under, this Assumption Agreement. This Assumption Agreement has been duly executed and delivered by the New Holder and constitutes a legal, valid and binding agreement of the New Holder, enforceable against the New Holder in accordance with its terms.

b. Non-Contravention. The execution and delivery of this Assumption Agreement by the New Holder and the consummation of the transactions contemplated hereby do not require the New Holder to file any notice, report or other filing with, or to obtain any consent, registration, approval, permit or authorization of or from, any governmental or regulatory authority of the United States, any State thereof or any foreign jurisdiction, and do not constitute a material breach or violation of, or a material default under, any provision of any mortgage, lien, lease, agreement, license, instrument, law, regulation, order, arbitration, award, judgment or decree to which the New Holder is a party or by which the New Holder’s property is bound, in any such case which could prevent, materially delay or materially burden the transactions contemplated by this Assumption Agreement.

c. No Conflict. The New Holder is not under any obligation or restriction, nor shall it assume any such obligation or restriction, that does or would materially interfere or conflict with the performance of its obligations under this Assumption Agreement.

d. Notice Under the Agreement. The New Holder’s address details for notices under the Agreement are set forth on the signature page hereto.

4. Further Assurances. The parties agree to execute and deliver any further instruments or perform any acts which are or may become necessary to effectuate the purposes of this Assumption Agreement.

5. Governing Law. This Assumption Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

6. Counterparts. This Assumption Agreement may be executed in counterparts, including by electronic transmission, each of which will be deemed an original hereof but all of which together shall constitute one and the same instrument.

7. Entire Agreement. This Assumption Agreement, the Agreement and the other documents referred to herein or delivered pursuant hereto which form part hereof contain the entire understanding, whether oral or written, among the parties with respect to the subject matter hereof and supersede any prior agreement between the parties hereto concerning the subject matter hereof. Except as herein provided, the Agreement shall remain unchanged and in full force and effect.

Exhibit A

IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned parties have executed this Assumption Agreement as of the date first above written.

TRANSFERRING HOLDER

[_____]

By:
Name:
Title:

NEW HOLDER

[_____]

By:
Name:
Title:

Notice Address: [_____]
[_____]
[_____]
Attn: [_____]
Email: [_____]

Accepted and Agreed to as of the date first written above:

COMPANY

American Integrity Insurance Group, Inc.

By:
Name:
Title:

Exhibit B

FORM OF JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of [_____], by and among [_____] (the “New Investor”) and [_____], a [_____] [corporation] (the “Company”).

WHEREAS, concurrently with the execution of this Joinder Agreement, [[_____] (the “Seller”) / the Company] and the New Investor are entering into that certain [Subscription Agreement], dated as of the date hereof (the “[Subscription Agreement]”), pursuant to which the New Investor is acquiring from the [Seller / Company] [_____] [newly issued] shares of Common Stock as set forth therein;

WHEREAS, in connection with the transactions contemplated by the [Subscription Agreement], the New Investor is required to execute and deliver this Joinder Agreement to that certain Registration Rights Agreement, dated as of [_____] (as amended, restated, modified or supplemented from time to time, the “Agreement”), by and among the Company and the stockholders of the Company party thereto;

WHEREAS, this Joinder Agreement has been entered into to record and effect the admission of the New Investor as a “Holder” and [“Sowell Holder”] [“Ritchie Holder”] for the purpose of the Agreement; and

WHEREAS, upon the New Investor signing this Joinder Agreement, the Agreement will be deemed to be amended to include the New Investor as a Holder and [“Sowell Holder”] [“Ritchie Holder”] under the Agreement.

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Party to the Agreement. By execution of this Joinder Agreement, the New Investor hereby agrees to become a party to the Agreement and to be bound by, and subject to, all of the terms, conditions and provisions of the Agreement in the same manner as if such undersigned New Investor were an original signatory to the Agreement and named as a Holder and [“Sowell Holder”] [“Ritchie Holder”] thereunder. By execution of this Joinder Agreement, the Company hereby consents to and confirms its acceptance of the New Investor as a Holder and [“Sowell Holder”] [“Ritchie Holder”] under the Agreement. For the avoidance of doubt, the parties hereto hereby acknowledge and agree that (x) the shares of Common Stock sold to the undersigned New Investor pursuant to the [Subscription Agreement] shall be deemed “Registrable Securities” under the Agreement, and (y) the New Investor shall be subject to the terms of the Agreement applicable to it as a Holder and [“Sowell Holder”] [“Ritchie Holder”] thereunder. Execution and delivery of this Joinder Agreement by the New Investor shall also constitute execution and delivery by the New Investor of the Agreement, without further action of any party.

2. Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement unless otherwise noted.

Exhibit B

3. Representations, Warranties and Acknowledgements of the New Investor. The New Investor hereby represents, warrants and acknowledges to the Company as follows:

a. Authorization. The New Investor has all requisite power and authority and has taken all action necessary in order to duly and validly approve the New Investor’s execution and delivery of, and performance of its obligations under, this Joinder Agreement. This Joinder Agreement has been duly executed and delivered by the New Investor and constitutes a legal, valid and binding agreement of the New Investor, enforceable against the New Investor in accordance with its terms.

b. Non-Contravention. The execution and delivery of this Joinder Agreement by the New Investor and the consummation of the transactions contemplated hereby do not require the New Investor to file any notice, report or other filing with, or to obtain any consent, registration, approval, permit or authorization of or from, any governmental or regulatory authority of the United States, any State thereof or any foreign jurisdiction, and do not constitute a material breach or violation of, or a material default under, any provision of any mortgage, lien, lease, agreement, license, instrument, law, regulation, order, arbitration, award, judgment or decree to which the New Investor is a party or by which the New Investor’s property is bound, in any such case which could prevent, materially delay or materially burden the transactions contemplated by this Joinder Agreement.

c. No Conflict. The New Investor is not under any obligation or restriction, nor shall it assume any such obligation or restriction, that does or would materially interfere or conflict with the performance of its obligations under this Joinder Agreement.

d. Notice Under the Agreement. The New Investor’s address details for notices under the Agreement are set forth on the signature page hereto.

4. Further Assurances. The parties agree to execute and deliver any further instruments or perform any acts which are or may become necessary to effectuate the purposes of this Joinder Agreement.

5. Governing Law. This Joinder Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

6. Counterparts. This Joinder Agreement may be executed in counterparts, including by electronic transmission, each of which will be deemed an original hereof but all of which together shall constitute one and the same instrument.

7. Entire Agreement. This Joinder Agreement, the Agreement and the other documents referred to herein or delivered pursuant hereto which form part hereof contain the entire understanding, whether oral or written, among the parties with respect to the subject matter hereof and supersede any prior agreement between the parties hereto concerning the subject matter hereof. Except as herein provided, the Agreement shall remain unchanged and in full force and effect.

[Signature Pages Follow]

Exhibit B

IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned parties have executed this Joinder Agreement as of the date first above written.

COMPANY

[_____]

By:
Name:
Title:

NEW INVESTOR

[_____]

By:
Name:
Title:

Notice Address: [_____]
[_____]
[_____]
Attn: [_____]
Email: [_____]